EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ford Tamer, the president and chief executive officer of Inphi Corporation (the "Company"), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to my knowledge:

1.

The Company's Quarterly Report on Form 10-Q for the three months ended September 30, 2019 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2019

/s/ Ford Tamer
Ford Tamer President and Chief Executive Officer (Principal Executive Officer)